UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2009

GREEN BUILDERS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-33408 (Commission File Number)	76-0547762 (IRS Employer Identification Number)

8121 Bee Caves Road Austin, Texas 78746 (Address of principal executive offices)

(512) 732-0932 (Registrant’s telephone number, including area code)

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 10, 2009 Green Builders, Inc. (the “Company”) received a notice of foreclosure sale from its lender under a promissory note dated October 12. 2006 in the original principal amount of $814,257.50, informing the Company that default has occurred under such promissory note.  The promissory note is secured by a deed of trust creating a lien upon a 66.47 acre tract of land in the Company’s New Sweden project.  The Company has not made interest payments on the promissory note since October 2008 which triggered the event of default.  The foreclosure sale is scheduled to be held on December 1, 2009.

On November 10, 2009 the Company received notice of foreclosure sale from its lender under a promissory note dated October 12, 2006 in the original principal amount of $600,490, informing the Company that a default has occurred under such promissory note.  The promissory note is secured by a deed of trust creating a lien upon a 62.59 acre tract of land in the Company’s New Sweden project.  The Company has not made interest payments on the promissory note since October 2008 which triggered the event of default.  The foreclosure sale is scheduled to be held on December 1, 2009.

On November 13, 2009 the Company received notice of foreclosure sale from its lender under a promissory note dated October 12, 2006 in the original principal amount of $458,248, informing the Company that a default has occurred under such promissory note.  The promissory note is secured by a deed of trust creating a lien upon a 37.41 acre tract of land in the Company’s New Sweden project.  The Company has not made interest payments on the promissory note since October 2008 which triggered the event of default.  The foreclosure sale is scheduled to be held on December 1, 2009.

Each of the promissory notes described above are nonrecourse notes. The Company is currently holding the properties securing each such promissory note on its books for less than the amount owed.  As such, when these properties are foreclosed the Company will recognize a gain.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BUILDERS, INC.

Dated: November 13, 2009	By:	/s/ Cindy Hammes
Cindy Hammes
VP of Finance